Exhibit 99.1
Qualys Announces Second Quarter 2025 Financial Results
Revenue Growth of 10% Year-Over-Year
Raises 2025 Revenue Guidance to $656-$662 million

FOSTER CITY, Calif., – August 5, 2025 – Qualys, Inc. (NASDAQ: QLYS), a leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the second quarter ended June 30, 2025. For the quarter, the Company reported revenues of $164.1 million, net income under United States Generally Accepted Accounting Principles (“U.S. GAAP”) of $47.3 million, non-GAAP net income of $61.2 million, Adjusted EBITDA of $73.4 million, GAAP net income per diluted share of $1.29, and non-GAAP net income per diluted share of $1.68.
“In Q2, we executed well against our strategic agenda, delivering solid revenue growth and profitability,” said Sumedh Thakar, Qualys’ president and CEO. “Qualys is well armed with fresh new capabilities, a new agency authorized FedRAMP High solution for government wide use, strong channel momentum, and flexible platform pricing to help customers unify pre-breach cyber risk management workflows, reduce costs, and address today’s toughest security challenges. With trusted innovation and early Risk Operations Center (ROC) adoption, we’re strengthening our position as the partner of choice for customers ready to centralize their response to cyber risk; and believe we are well positioned to outpace our competitors, extend our thought leadership, and build upon an already strong foundation to drive durable long-term growth in the business.”
Second Quarter 2025 Financial Highlights
Revenues: Revenues for the second quarter of 2025 increased by 10% to $164.1 million compared to $148.7 million for the same quarter in 2024.
Gross Profit: GAAP gross profit for the second quarter of 2025 increased by 11% to $135.2 million compared to $122.3 million for the same quarter in 2024. GAAP gross margin was 82% for both the second quarter of 2025 and the same quarter in 2024. Non-GAAP gross profit for the second quarter of 2025 increased by 10% to $137.8 million compared to $124.9 million for the same quarter in 2024. Non-GAAP gross margin was 84% for both the second quarter of 2025 and the same quarter in 2024.
Operating Income: GAAP operating income for the second quarter of 2025 increased by 7% to $51.4 million compared to $48.1 million for the same quarter in 2024. As a percentage of revenues, GAAP operating income was 31% for the second quarter of 2025 compared to 32% for the same quarter in 2024. Non-GAAP operating income for the second quarter of 2025 increased by 6% to $70.1 million compared to $65.9 million for the same quarter in 2024. As a percentage of revenues, non-GAAP operating income was 43% for the second quarter of 2025 compared to 44% for the same quarter in 2024.
Net Income: GAAP net income for the second quarter of 2025 increased by 8% to $47.3 million, or $1.29 per diluted share, compared to $43.8 million, or $1.17 per diluted share, for the same quarter in 2024. As a percentage of revenues, GAAP net income was 29% for both the second quarter of 2025 and the same quarter in 2024. Non-GAAP net income for the second quarter of 2025 was $61.2 million, or $1.68 per diluted share, compared to $56.9 million, or $1.52 per diluted share, for the same quarter in 2024. As a percentage of revenues, non-GAAP net income was 37% for the second quarter of 2025 compared to 38% for the same quarter in 2024.
Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2025 increased by 5% to $73.4 million compared to $69.9 million for the same quarter in 2024. As a percentage of revenues, Adjusted EBITDA was 45% for the second quarter of 2025, compared to 47% for the same quarter in 2024.
Operating Cash Flow: Operating cash flow for the second quarter of 2025 decreased by 32% to $33.8 million compared to $49.8 million for the same quarter in 2024. As a percentage of revenues, operating cash flow was 21% for the second quarter of 2025 compared to 34% for the same quarter in 2024.

Second Quarter 2025 Business Highlights
•Launched inaugural managed Risk Operations Center (mROC) Alliance Partners with BlueVoyant, GuidePoint Security, ImagineX, NetHive, The Tech Collective, and Teksalah. These partners are expected to play a critical role in Qualys' mission to make risk management easier to adopt, more practical to implement, and more impactful for organizations globally.
•Expanded TotalAI solution with introduction of advanced AI security capabilities to extend threat coverage, multi-modal protections, and internal Large Language Model (LLM) scanning, enabling organizations to secure their Machine Learning Operations (MLOps) pipeline from development to deployment.
•Enhanced Policy Audit solution to streamline evidence collection, prioritize risk-based remediation, and ensure continuous audit readiness, helping organizations reduce compliance costs and regulatory exposure.
•Qualys was named the Leader in the 2025 KuppingerCole Analysts AG Leadership Compass for Attack Surface Management, recognizing its unified approach to securing complex IT environments. KuppingerCole also named TotalCloud a leader in its 2025 Leadership Compass for Cloud Native Application Protection Platforms (CNAPP), affirming Qualys' dedication to delivering innovative, risk-driven cloud security across hybrid environments from code to runtime, and from containers to compliance.
•Qualys' TotalCloud and Vulnerability Management, Detection, and Response (VMDR) applications were named best cloud security and vulnerability management solutions, respectively, by the prestigious SC Awards Europe, underscoring Qualys’ excellence and contributions to shaping the future of technology and cybersecurity.
•Reinforcing its commitment to the public sector, Qualys expanded its office presence in Washington D.C., and hosted its second annual Public Sector Cyber Risk Conference.
Financial Performance Outlook
Based on information as of today, August 5, 2025, Qualys is issuing the following financial guidance for the third quarter and full year fiscal 2025. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the sections entitled “Legal Notice Regarding Forward-Looking Statements” and “Non-GAAP Financial Measures” below.
Third Quarter 2025 Guidance: Management expects revenues for the third quarter of 2025 to be in the range of $164.5 million to $167.5 million, representing 7% to 9% growth over the same quarter in 2024. GAAP net income per diluted share is expected to be in the range of $1.00 to $1.10, which assumes an effective income tax rate of 26%. Non-GAAP net income per diluted share is expected to be in the range of $1.50 to $1.60, which assumes a non-GAAP effective income tax rate of 21%. Third quarter 2025 net income per diluted share estimates are based on approximately 36.3 million weighted average diluted shares outstanding for the quarter.
Full Year 2025 Guidance: Management now expects revenues for the full year of 2025 to be in the range of $656.0 million to $662.0 million, representing 8% to 9% growth over 2024. This compares to the previous guidance range of $648.0 million to $657.0 million. GAAP net income per diluted share is expected to be in the range of $4.47 to $4.77, up from the previous guidance range of $4.27 to $4.57. This assumes an effective income tax rate of 22%. Non-GAAP net income per diluted share is expected to be in the range of $6.20 to $6.50, up from the previous guidance range of $6.00 to $6.30. This assumes a non-GAAP effective income tax rate of 21%. Full year 2025 net income per diluted share estimates are based on approximately 36.4 million weighted average diluted shares outstanding.
Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the third quarter and full year 2025 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the third quarter and full year 2025. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.
Investor Conference Call
Qualys will host a conference call and live webcast to discuss its second quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Tuesday, August 5, 2025. To access the conference call by phone, please register here. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact
Blair King
Senior Vice President, Investor Relations and Financial Planning & Analysis
(650) 538-2088
ir@qualys.com
About Qualys
Qualys, Inc. (NASDAQ: QLYS) is a leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.
The Qualys Enterprise TruRisk Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.
Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: the benefits of our existing, new and upcoming products, features, integrations, acquisitions, collaborations and joint solutions, and their impact upon our long-term growth; our ability to advance our value proposition and competitive differentiation in the market; our ability to address demand trends; our ability to maintain and strengthen our category leadership; our ability to solve modern security challenges at scale; our strategies and ability to achieve and maintain durable profitable growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the third quarter and full year 2025; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the third quarter and full year 2025. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; our ability to maintain government authorizations applicable to our platform; general market, political, economic and business conditions in the United States as well as globally; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; and any unanticipated accounting charges. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment, net of proceeds from disposal).
In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, non-recurring items and for non-GAAP net income, certain tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.
Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.
Although Qualys does not focus on or use quarterly billings in managing or monitoring the performance of its business, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) for the convenience of investors and analysts in building their own financial models.
In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include adjustments for non-recurring income tax items and certain tax effects of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 21% in 2025 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$164,062	$148,708	$323,961	$294,513
Cost of revenues (1)	28,877	26,415	57,803	53,613
Gross profit	135,185	122,293	266,158	240,900
Operating expenses:
Research and development (1)	30,249	27,119	59,403	54,649
Sales and marketing (1)	35,810	32,146	68,470	61,554
General and administrative (1)	17,719	14,960	35,123	31,868
Total operating expenses	83,778	74,225	162,996	148,071
Income from operations	51,407	48,068	103,162	92,829
Other income (expense), net:
Interest income	6,407	6,703	12,642	12,826
Other income (expense), net	999	(587)	1,316	(1,986)
Total other income, net	7,406	6,116	13,958	10,840
Income before income taxes	58,813	54,184	117,120	103,669
Income tax provision	11,523	10,412	22,296	20,166
Net income	$47,290	$43,772	$94,824	$83,503
Net income per share:
Basic	$1.30	$1.19	$2.61	$2.26
Diluted	$1.29	$1.17	$2.59	$2.22
Weighted average shares used in computing net income per share:
Basic	36,253	36,915	36,359	36,935
Diluted	36,519	37,464	36,651	37,594
(1) Includes stock-based compensation as follows:
Cost of revenues	$1,980	$1,866	$4,070	$3,886
Research and development	4,963	5,160	10,067	10,463
Sales and marketing	3,083	3,632	6,283	7,371
General and administrative	8,020	6,428	16,446	14,397
Total stock-based compensation, net of amounts capitalized	$18,046	$17,086	$36,866	$36,117

Qualys, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$193,983	$232,182
Short-term marketable securities	176,048	149,241
Accounts receivable, net	128,675	164,551
Prepaid expenses and other current assets	44,266	39,717
Total current assets	542,972	585,691
Long-term marketable securities	251,179	193,887
Property and equipment, net	26,162	30,349
Operating leases - right of use asset	48,678	40,968
Deferred tax assets, net	91,551	81,307
Intangible assets, net	5,533	6,812
Goodwill	7,447	7,447
Noncurrent restricted cash	1,200	1,200
Other noncurrent assets	24,783	25,876
Total assets	$999,505	$973,537
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,977	$1,270
Accrued liabilities	52,768	45,942
Deferred revenues, current	354,971	371,457
Operating lease liabilities, current	7,099	9,721
Total current liabilities	416,815	428,390
Deferred revenues, noncurrent	19,229	24,265
Operating lease liabilities, noncurrent	48,248	37,500
Other noncurrent liabilities	7,046	6,266
Total liabilities	491,338	496,421
Stockholders’ equity:
Common stock	36	37
Additional paid-in capital	691,886	664,879
Accumulated other comprehensive income (loss)	(4,086)	1,417
Accumulated deficit	(179,669)	(189,217)
Total stockholders’ equity	508,167	477,116
Total liabilities and stockholders’ equity	$999,505	$973,537

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flow from operating activities:
Net income	$94,824	$83,503
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,155	10,019
Provision for credit losses	850	277
Stock-based compensation, net of amounts capitalized	36,866	36,117
Accretion of discount on marketable securities, net	(2,008)	(3,520)
Deferred income taxes	(8,605)	(8,165)
Changes in operating assets and liabilities:
Accounts receivable	35,026	36,365
Prepaid expenses and other assets	(4,609)	(4,489)
Accounts payable	699	229
Accrued liabilities and other noncurrent liabilities	3,683	(3,215)
Deferred revenues	(21,522)	(11,792)
Net cash provided by operating activities	143,359	135,329
Cash flow from investing activities:
Purchases of marketable securities	(183,545)	(191,812)
Sales and maturities of marketable securities	100,770	198,250
Purchases of property and equipment	(3,365)	(3,077)
Net cash provided by (used in) investing activities	(86,140)	3,361
Cash flow from financing activities:
Repurchase of common stock	(89,545)	(53,017)
Proceeds from exercise of stock options	5,577	5,970
Payments for taxes related to net share settlement of equity awards	(15,267)	(17,711)
Proceeds from issuance of common stock through employee stock purchase plan	3,817	3,608
Payment of acquisition-related holdback	—	(1,500)
Net cash used in financing activities	(95,418)	(62,650)
Net increase (decrease) in cash, cash equivalents and restricted cash	(38,199)	76,040
Cash, cash equivalents and restricted cash at beginning of period	233,382	206,365
Cash, cash equivalents and restricted cash at end of period	$195,183	$282,405

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
ADJUSTED EBITDA
(unaudited)
(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$47,290	$43,772	$94,824	$83,503
Net income as a percentage of revenues	29%	29%	29%	28%
Depreciation and amortization of property and equipment	3,339	4,009	6,876	8,476
Amortization of intangible assets	639	771	1,279	1,543
Income tax provision	11,523	10,412	22,296	20,166
Stock-based compensation	18,046	17,086	36,866	36,117
Total other income, net	(7,406)	(6,116)	(13,958)	(10,840)
Adjusted EBITDA	$73,431	$69,934	$148,183	$138,965
Adjusted EBITDA as a percentage of revenues	45%	47%	46%	47%

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP Cost of revenues	$28,877	$26,415	$57,803	$53,613
Less: Stock-based compensation	(1,980)	(1,866)	(4,070)	(3,886)
Less: Amortization of intangible assets	(639)	(746)	(1,279)	(1,493)
Non-GAAP Cost of revenues	$26,258	$23,803	$52,454	$48,234
GAAP Gross profit	$135,185	$122,293	$266,158	$240,900
Plus: Stock-based compensation	1,980	1,866	4,070	3,886
Plus: Amortization of intangible assets	639	746	1,279	1,493
Non-GAAP Gross Profit	$137,804	$124,905	$271,507	$246,279
GAAP Research and development	$30,249	$27,119	$59,403	$54,649
Less: Stock-based compensation	(4,963)	(5,160)	(10,067)	(10,463)
Less: Amortization of intangible assets	—	(25)	—	(50)
Non-GAAP Research and development	$25,286	$21,934	$49,336	$44,136
GAAP Sales and marketing	$35,810	$32,146	$68,470	$61,554
Less: Stock-based compensation	(3,083)	(3,632)	(6,283)	(7,371)
Non-GAAP Sales and marketing	$32,727	$28,514	$62,187	$54,183
GAAP General and administrative	$17,719	$14,960	$35,123	$31,868
Less: Stock-based compensation	(8,020)	(6,428)	(16,446)	(14,397)
Non-GAAP General and administrative	$9,699	$8,532	$18,677	$17,471
GAAP Operating expenses	$83,778	$74,225	$162,996	$148,071
Less: Stock-based compensation	(16,066)	(15,220)	(32,796)	(32,231)
Less: Amortization of intangible assets	—	(25)	—	(50)
Non-GAAP Operating expenses	$67,712	$58,980	$130,200	$115,790
GAAP Income from operations	$51,407	$48,068	$103,162	$92,829
Plus: Stock-based compensation	18,046	17,086	36,866	36,117
Plus: Amortization of intangible assets	639	771	1,279	1,543
Non-GAAP Income from operations	$70,092	$65,925	$141,307	$130,489
GAAP Net income	$47,290	$43,772	$94,824	$83,503
Plus: Stock-based compensation	18,046	17,086	36,866	36,117
Plus: Amortization of intangible assets	639	771	1,279	1,543
Less: Tax adjustment	(4,763)	(4,717)	(10,310)	(9,513)
Non-GAAP Net income	$61,212	$56,912	$122,659	$111,650
GAAP Net income per share:
Basic	$1.30	$1.19	$2.61	$2.26
Diluted	$1.29	$1.17	$2.59	$2.22
Non-GAAP Net income per share:
Basic	$1.69	$1.54	$3.37	$3.02
Diluted	$1.68	$1.52	$3.35	$2.97
Weighted average shares used in GAAP and non-GAAP net income per share:
Basic	36,253	36,915	36,359	36,935
Diluted	36,519	37,464	36,651	37,594

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
FREE CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2025	2024
GAAP Cash flows provided by operating activities	$143,359	$135,329
Less:
Purchases of property and equipment, net of proceeds from disposal	(3,365)	(3,077)
Non-GAAP Free cash flows	$139,994	$132,252

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
CALCULATED CURRENT BILLINGS
(unaudited)
(in thousands, except percentages)

	Three Months Ended June 30,
	2025	2024
GAAP Revenue	$164,062	$148,708
GAAP Revenue growth compared to same quarter of prior year	10%	8%
Plus: Current deferred revenue at June 30	354,971	324,334
Less: Current deferred revenue at March 31	(366,824)	(332,128)
Non-GAAP Calculated current billings	$152,209	$140,914
Calculated current billings growth compared to same quarter of prior year	8%	(2%)